UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2005
GENENTECH, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9813 (Commission File Number)	94-2347624 (I.R.S. Employer Identification No.)
1 DNA Way
South San Francisco, California 94080-4990
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (650) 225-1000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     Genentech, Inc. (“Genentech”) and Myrtle S. Potter entered into a Transition Agreement which became effective on August 10, 2005 (the “Transition Agreement”). The Transition Agreement provides that Ms. Potter’s employment and position as President of Commercial Operations with Genentech automatically terminates on August 10, 2005, and commencing upon that date, Ms. Potter becomes a consultant to Genentech.
     Certain other provisions of the Transition Agreement are described below. All descriptions are qualified in their entirety by the terms of the Transition Agreement which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
•	Ms. Potter’s status as a consultant to Genentech will continue until September 30, 2006 unless terminated prior to that date in accordance with the terms of the Transition Agreement.

•	Genentech agrees to pay Ms. Potter the lump sum of $1,216,000 within five days of August 10, 2005. Genentech also agrees to pay Ms. Potter $101,333 for each month of her consultancy. In addition, for any consulting services provided that exceed 20 hours for that month, Genentech will pay Ms. Potter the sum of $500 per hour of consulting time spent.

•	Upon a Substantial Breach (as defined in the Transition Agreement), Ms. Potter may terminate her consultancy and shall be entitled to receive from Genentech an amount equal to $1,216,000, reduced by the aggregate amount of monthly payments of $101,333 already made, and have all then outstanding unvested options which would vest by September 15, 2006 become vested.

•	If Ms. Potter initiates employment after March 31, 2006 with any other organization for which she receives cash and/or equity compensation of $500,000 or more on an annualized basis, then Genentech will pay Ms. Potter an amount equal to $1,216,000, reduced by the aggregate number of monthly payments of $101,333 already made, and all then outstanding unvested stock options will be immediately cancelled and forfeited.

•	Pursuant to the Transition Agreement, Ms. Potter and Genentech each waives certain causes of action against each other.

•	Ms. Potter’s outstanding stock options will continue to vest and be exercisable during her term as a consultant in the same manner as they were during her employment. The stock options will cease to vest when her consultancy ends.

•	Genentech will make COBRA medical and dental insurance coverage available to Ms. Potter for her and her current dependents.
ITEM 5.02(b) DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
     Pursuant to the Transition Agreement described under Item 1.01 above, Ms. Potter’s employment and position as President of Commercial Operations with Genentech terminated on August 10, 2005, and at that time Ms. Potter became a consultant to Genentech.
     Genentech issued a press release on August 16, 2005, announcing Ms. Potter’s transition. A copy of that release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits

Exhibit No.
10.1	Transition Agreement between Genentech, Inc. and Myrtle S. Potter
99.1	Press release dated August 16, 2005 announcing organizational changes

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2005	By:	/s/ Stephen G. Juelsgaard
Stephen G. Juelsgaard
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition Agreement between Genentech, Inc. and Myrtle S. Potter
99.1	Press release dated August 16, 2005 announcing organizational changes